UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2009

APPLIED SOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50450	98-0370750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3560 Dunhill Street
San Diego, California  92101

(Address of principal executive offices, including zip code)

(858) 909-4080
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed under Item 5 of Applied Solar, Inc.’s (the “Company,” “us” or “we”) Quarterly Report on Form 10-Q filed for the quarter ended February 28, 2009, on April 14, 2008, based upon our review of our accounting treatment for certain restricted stock and stock option modification transactions recorded during the quarter ended November 30, 2008, we determined that these transactions were incorrectly accounted for under SFAS 123R “Share-Base Payment.”  Under the treatment prescribed in SFAS 123R, we understated our non-cash stock compensation recorded in Selling, General and Administrative by $10.7 million in our 2nd quarter of fiscal year 2009 financial statements filed in our Form 10-Q for the three and six months ended November 30, 2008.  Until such errors in the consolidated financial statements for the three and six months ended November 30, 2008 are corrected through an amended filing, such financial statements should not be relied upon.  Authorized officers of the Company discussed the foregoing matters with the Company’s independent accountant.

For the avoidance of doubt, the Company’s previously-disclosed intention to file for reorganization and protection from creditors pursuant to Title 11 of the U.S. Bankruptcy Code has not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED SOLAR, INC.

By:	/s/ Dalton W. Sprinkle
Dalton W. Sprinkle General Counsel

Date:  June 24, 2009